Exhibit 10.4

SECURED SHORT TERM DEMAND NOTE

UP TO USD $5,500,000.00

August 12, 2026

FOR VALUE RECEIVED, HOUSE OF DOGE (U.S.) INC., a corporation formed pursuant to the laws of the State of Texas (“Borrower”), at 261 NE 61st Street Miami, Florida 33137, promises to pay to the order of GARRINGTON FINANCIAL CORP., a corporation formed pursuant to the laws of the State of Texas (“Lender”), at 921 W. New Hope Drive, Suite 702 Texas 78613 or at such other place as Lender may from time to time in writing designate, the principal sum up to, in Lender’s sole discretion, FIVE MILLION FIVE HUNDRED THOUSAND 00/100 UNITED STATES DOLLARS ($5,500,000.00), plus all interest due and payable thereon and such other amounts as provided below. All references to dollar amounts shall mean such amounts in United States Dollars.

1. Purpose. The proceeds of this Note are being advanced for the sole purpose of funding an investment in the best-efforts public offering of common stock (or pre-funded warrants to purchase shares of common stock in lieu thereof) of CleanCore Solutions, Inc. (NYSE American: ZONE) announced on August 10, 2026 (the “Offering”). All securities acquired in the Offering, together with all shares of common stock issuable upon exercise of any pre-funded warrants acquired in the Offering, and all proceeds and products of the foregoing (collectively, the “Offering Securities”), shall be pledged to Lender as Collateral in accordance with Section 7.1. Borrower shall not apply the proceeds of this Note for any other purpose without Lender’s prior written consent. If such consent is not granted the Borrower shall return the funds to the Lender immediately upon request. In addition, if the Offering is not consummated, if Borrower’s subscription in the Offering is not accepted in full, or if for any other reason any portion of the proceeds of any advance under this Note is not applied to the purchase of securities in the Offering, Borrower shall return to Lender, by wire transfer of immediately available funds and without demand, notice, deduction or set-off, an amount equal to all such unapplied proceeds together with all interest accrued thereon, not later than one (1) business day after Borrower becomes aware that such proceeds will not be so applied. Amounts so returned shall be applied to the Obligations in accordance with Section 4.1, provided that the Commitment Fee in respect of the applicable advance shall remain fully earned and non-refundable in accordance with Section 2.3. Borrower shall, and shall cause each holder of record thereof to, hold all Offering Securities in a segregated securities account maintained with a securities intermediary acceptable to Lender and subject to a control agreement in favor of Lender, and shall not commingle the Offering Securities with the shares of Class B common stock of CleanCore Solutions, Inc. acquired prior to the date of this Note, with any other securities of CleanCore Solutions, Inc., or with any other assets of Borrower or any Guarantor. Failure to return any amounts required to be returned under this Section in full when due, or any breach of the segregation obligations in this Section, shall constitute an immediate Event of Default, without notice, grace or cure period.

2.	Payment of Interest.

2.1 Borrower shall pay interest on the outstanding principal amount of this Note to Lender until all principal, indebtedness, liabilities, fees, costs, expenses and obligations payable to Lender pursuant to the terms of this Note (collectively, the “Obligations”) have been finally and indefeasibly paid in cash to Lender in full. Interest shall be payable ON DEMAND, and in the absence of Lender’s demand, interest shall accrue daily on the daily unpaid principal amount of this Note, and Borrower shall pay interest to Lender monthly in arrears commencing on September 1, 2026 and on the first business day of each calendar month thereafter. The outstanding principal balance of this Note shall bear interest at a rate equal to twelve percent (12.0%) per annum. If any portion of the Obligations remain unpaid after the Maturity Date, or after the date this Note is accelerated or Lender has demanded repayment of this Note pursuant to the terms of this Note or any other Loan Document, the outstanding principal balance of this Note shall bear interest at a rate equal to seventeen and one-half percent (17.5%) per annum until all Obligations have been finally and indefeasibly paid in cash to Lender in full.

2.2 Notwithstanding anything to the contrary in this Note, in no event shall any interest paid to Lender under this Note exceed an amount that would cause the interest rate on this Note to exceed the maximum rate permitted by applicable law. Any amount of interest paid to Lender that is finally and irrevocably determined by a court of competent jurisdiction to exceed the maximum interest payable on this Note under applicable law shall be, at Lender’s sole discretion, applied to the outstanding principal amount of this Note, any fees, expenses or other amounts payable hereunder, or returned by Lender to Borrower promptly thereafter.

2.3 Commitment Fee. In consideration of Lender making the credit accommodation evidenced by this Note available to Borrower, Borrower shall pay to Lender a commitment fee equal to two percent (2.0%) of the aggregate principal amount advanced under this Note (the “Commitment Fee”). The Commitment Fee shall be fully earned and non-refundable upon the making of each advance, irrespective of any prepayment, demand or acceleration, and shall be capitalized and added to the outstanding principal amount of this Note on the date of the applicable advance, whereupon it shall bear interest in accordance with Section 2.1. The Commitment Fee shall be due and payable in full on the Maturity Date or such earlier date on which the Obligations become due, whether by demand, acceleration or otherwise. The Commitment Fee constitutes part of the Obligations, is secured by the Collateral and is subject to Section 2.2.

3.	Repayment of Principal.

3.1 Bullet Payment at Maturity. Borrower agrees to repay the principal amount of this Note to Lender in one (1) installment equal to the then-outstanding and unpaid principal amount, together with accrued and unpaid interest of this Note on the earliest to occur of (a) February 12, 2027; or (b) the date Lender demands repayment of the principal amount of this Note pursuant to Section 9.1(a) (the earliest of such dates the “Maturity Date”).

Garrington Financial Corp.-House of Doge 2026 Secured Short Term Demand Note

3.2 Monthly Repayment Milestones. Notwithstanding Section 3.1, Borrower shall repay principal in monthly instalments of Six Hundred Fifty Thousand United States Dollars ($650,000.00) each, payable on September 30, 2026 and on the last business day of each calendar month thereafter to and including January 31, 2027 (each, a “Milestone Payment”), and the entire then-outstanding balance of the Obligations, including all remaining principal, the capitalized Commitment Fee and all accrued and unpaid interest, shall be due and payable in full on the Maturity Date. If any such date is not a business day, the Milestone Payment shall be due on the immediately preceding business day. Notwithstanding Section 4.1, each Milestone Payment shall be applied solely to the outstanding and unpaid principal balance of this Note, and accrued and unpaid interest, fees and expenses shall be payable by Borrower in addition to, and not out of, each Milestone Payment. Amounts remitted to Lender under Section 3.3, and any voluntary prepayment under Section 5, shall, to the extent applied to principal, be credited against the Milestone Payments next coming due in direct order of maturity. Nothing in this Section 3.2 limits Lender’s right to demand repayment of this Note at any time or Lender’s right, following demand, to apply funds received in such order and amounts as Lender determines in its sole discretion pursuant to Section 4.2. Failure to pay any Milestone Payment in full when due shall constitute an immediate Event of Default, without notice, grace or cure period.

3.3 Mandatory Disposition of Offering Securities; Application of Proceeds. For so long as any Obligations remain outstanding, on each Trading Day either on or the day immediately following a Trading Day on which the VWAP was equal to or greater than $0.30 per share, Borrower shall, and shall cause each holder of record of the Offering Securities to, sell Offering Securities in the open market at prevailing market prices in an aggregate number not less than the Daily Sale Amount. For purposes of this Section 3.3, “VWAP” means, for any Trading Day, the daily volume weighted average price per share of the common stock of CleanCore Solutions, Inc. on the NYSE American (or such other principal securities exchange or market on which such common stock is then listed or quoted) during regular trading hours, as reported by Bloomberg L.P.; “Trading Day” means any day on which such exchange or market is open for regular trading; and “Daily Sale Amount” means the lesser of the number of Offering Securities then held by all holders of record thereof and eight percent (8%) of the composite trading volume of such common stock either on the day or on the day immediately preceding Trading Day. The net cash proceeds of each such sale, after deduction of brokerage commissions and transfer taxes actually incurred, shall be remitted to Lender within one (1) business day following settlement and applied to the Obligations in accordance with Section 4.1, without penalty or premium and notwithstanding Section 5. Sales effected in compliance with this Section 3.3 are expressly permitted notwithstanding Section 7.5(d) and the disposition covenants of the Borrower and the Guarantors in Section 8, and no consent of Lender shall be required therefor. The obligations under this Section 3.3 are subject to compliance with applicable securities laws, including Rule 144 under the Securities Act of 1933 and any applicable volume, manner-of-sale and current public information requirements, any lock-up, leak-out or similar agreement entered into in connection with the Offering and disclosed to Lender in writing prior to the date of this Note, and any prohibition on trading while in possession of material non-public information; provided that Borrower shall, and shall cause each holder of record to, use commercially reasonable efforts to obtain any waiver, consent, legal opinion or transfer agent instruction necessary to permit such sales, and shall not enter into any agreement after the date of this Note that would restrict such sales. Lender may, by written notice to Borrower, suspend or waive the obligations under this Section 3.3 in whole or in part at any time, and no such suspension or waiver shall constitute a waiver of any subsequent obligation under this Section 3.3. Any failure to effect a required sale, or to remit proceeds when due, shall constitute an immediate Event of Default.

4. Crediting of Payments. All repayments or prepayments of principal, all payments of interest and all payments of fees, costs and expenses payable in connection with this Note shall be made by Borrower, or credited to the account of Borrower by Lender, in following order as follows:

4.1 Prior to Lender’s demand for payment, all funds credited to the repayment of the Obligations will be applied in the following order:

(a)	To unpaid fees and expenses;

(b)	To unpaid interest;

(c)	To the outstanding and unpaid principal balance of this Note, whether or not then due and payable.

4.2 Following Lender’s demand for payment, Lender shall credit funds received to the repayment of the Obligations in such order and in such amounts as Lender determines in Lender’s sole discretion.

4.3 All funds credited to the payment of the Obligations are conditional upon final payment to Lender in cash or solvent credits of the items giving rise to such funds. If any item credited to the payment of the Obligations is not paid to Lender or payment thereof is rescinded or required to be returned by Lender, the amount of any credit given for such item shall be charged to the balance of the Obligations whether or not the item is returned.

5. Prepayments; Liquidated Damages. Borrower may prepay the principal amount of this Note, in whole or in part, plus all interest accrued and owing with respect to such prepayment of principal, at any time and from time to time without penalty or premium.

6. Guaranty

6.1 Guaranty of the Guaranteed Obligations. The Guarantors hereby, jointly and severally, irrevocably, absolutely and unconditionally agree that upon the occurrence of an event of default of the terms of this Note, the Guarantors shall promptly pay to Lender and perform the Guaranteed Obligations in full. All amounts payable by the Guarantors hereunder will be paid to the Lender as directed in writing by the Lender. Any amounts payable by the Guarantors under this Note which are not paid forthwith upon demand thereof by the Lender will bear interest from the date of such demand at the highest applicable rate or rates permitted by applicable law.

Garrington Financial Corp.-House of Doge 2026 Secured Short Term Demand Note

6.2 Nature of Guaranty. The guaranty set out in Section 6.1 is a guaranty of payment and performance and not of collection. The Lender may enforce the terms and provisions of the guaranty set out in Section 6.1 without being required to, and the Guarantors hereby waive any and all of the Guarantors’ rights, if any, to require that the Lender (a) bring any action first against the Borrower or any other person, (b) enforce or foreclose upon, any Security Interest or Lien granted to Lender by Borrower or any Lien, charge, mortgage, pledge, Security Interest or other encumbrance granted to the Lender by any other person (including the Guarantors) in any property of such person that secures payment or performance of the Guaranteed Obligations, (c) sell, lease, license or otherwise dispose of any property or assets of any person (including the Guarantors) securing or acting as collateral for the Guaranteed Obligations, or (d) resort to any security or to any balance of any deposit account or credit on the books of the Lender in favor of the Borrower or of any other person (including the Guarantors).

6.3 Guarantors Obligations Unconditional. This Section 6 and the Guarantors’ liabilities and obligations to the Lender set forth in this Section 6 shall remain in full force and effect until the Guaranteed Obligations are finally and indefeasibly paid to the Lender in cash and performed in full. Without limiting in any way the foregoing, Guarantors’ liabilities and obligations provided in this Section 6 shall not be released, discharged, diminished, limited or otherwise affected, modified or impaired, by (and the Guarantors hereby waives, to the fullest extent permitted by applicable law) any state of facts or the happening of any event, occurrence or condition, or series of events, occurrences or conditions, including, without limitation, any of the following, whether or not with notice to or the consent of the Guarantors: (a) any extension, other indulgence, renewal, settlement, discharge, compromise, waiver, subordination or release in respect of the Guaranteed Obligations, any Collateral, Security Interest, Lien, person or otherwise; (b) any modification or amendment of or supplement to the Guaranteed Obligations, including any increase or decrease in the principal, the rates of interest or other amounts payable thereunder; (c) any release, nonperfection or invalidity of any direct or indirect Security Interest or Lien in the Collateral or any other property of any person to support payment of the Guaranteed Obligations; (d) any change in the existence, structure, constitution, name, objects, powers, business, control or ownership of the Lender, or any other person, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Lender or any other person or its assets; (e) the existence of any claim, set-off or other rights which the Guarantors may have at any time against the Lender or any other person, whether in connection herewith or any unrelated transactions; (f) any invalidity, illegality or unenforceability relating to or against the Lender or any other person or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the Guaranteed Obligations, in whole or in part, or the invalidity, irregularity, illegality or unenforceability of, or any defect in this Note, or any Lien, charge, mortgage, pledge, Security Interest or other Encumbrance granted to Lender in or to the Collateral; (g) any limitation, postponement, prohibition, subordination or other restriction on the rights of the Lender to payment of the Guaranteed Obligations, in whole or in part; (h) any release, substitution or addition of any cosigner, endorser or other guarantor of the Guaranteed Obligations; (i) any defense arising by reason of any failure of the Lender to make any presentment, demand for performance, notice of nonperformance, protest, and any other notice, including notice of all of the following: acceptance of this Note, partial payment or non-payment of all or any part of the Guaranteed Obligations and the existence, creation, or incurring of new or additional Guaranteed Obligations; (j) any defense arising by reason of any failure of the Lender to proceed against Borrower or any other person, to proceed against, apply or exhaust any Security Interest, Lien, Collateral, or property of any person securing the Borrower held by the Lender, to proceed against, apply or exhaust any Security Interest or Lien held by the Lender to secure the payment of the Guaranteed Obligations, or to pursue any other remedy in the power of the Lender whatsoever; (k) any applicable law which provides that the obligation of a guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal obligation or which reduces a guarantor's obligation in proportion to the principal obligation; (l) any defense arising by reason of any incapacity, lack of authority, or other defense of the Borrower or any other person, or by reason of any limitation, postponement, prohibition on the Lender’s right to payment of the Guaranteed Obligations or any part thereof, or by reason of the cessation from any cause whatsoever of the liability of the Borrower or any other person with respect to all or any part of the Guaranteed Obligations, or by reason of any act or omission of the Lender or others which directly or indirectly results in the discharge or release of the Borrower or any other person or all or any part of the Guaranteed Obligations or any Collateral, property, security or guarantee therefor, whether by contract, operation of applicable law or otherwise; (m) any defense arising by reason of any failure by the Lender to obtain, perfect or maintain a perfected or prior (or any) Security interest in or Lien or Encumbrance upon any Collateral or upon any property of the Guarantors or any other person securing payment of the Guaranteed Obligations, or by reason of any interest of the Lender in any property, whether as owner thereof or the holder of a Security Interest therein or Lien or Encumbrance thereon, being invalidated, voided, declared fraudulent or preferential or otherwise set aside, or by reason of any impairment by the Lender of any right to recourse or Collateral; (n) any defense arising by reason of the failure of the Lender to marshal any assets; (o) any defense based upon any failure of Lender to give to the Borrower or the Guarantors notice of any sale or other disposition of any property securing any or all of the Guaranteed Obligations or any guarantee thereof, or any defect in any notice that may be given in connection with any sale or other disposition of any such property, or any failure of the Lender to comply with any provision of applicable law in enforcing any Security Interest in or Lien upon any such property, including any failure by Lender to dispose of any such property in a commercially reasonable manner; (p) any dealing whatsoever with the Borrower or other person or any security, whether negligently or not, or any failure to do so; (q) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower or any other person, including any discharge of, or bar against collecting, any of the Guaranteed Obligations, in or as a result of any such proceeding; (r) the default or failure of the Guarantors to fully perform any agreement, covenant or obligation set forth in this Section 6.3; (s) any event or action that would, in the absence of this Section 6.3, result in the release or discharge of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in this Note (other than payment to the Lender and performance of the Guaranteed Obligations in full or a written release provided by the Lender to Guarantors); (t) any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or a guarantor; or (u) any other act or omission to act or delay of any kind by the Borrower, the Lender, or any other person or any other circumstance whatsoever, whether similar or dissimilar to the foregoing, which might, but for the provisions of this Section 6.3, constitute a legal or equitable discharge, limitation or reduction of the Guarantors’ obligations hereunder (other than the payment or extinguishment in full of all of the Guaranteed Obligations). The foregoing provisions apply (and the foregoing waivers will be effective) even if the effect of any action (or failure to take action) by the Lender is to destroy or diminish the Guarantors’ subrogation rights, the Guarantors’ right to proceed against the Borrower for reimbursement, the Guarantors’ right to recover contribution from any other guarantor or any other right or remedy of or available to the Guarantors.

Garrington Financial Corp.-House of Doge 2026 Secured Short Term Demand Note

7. Collateral and Security Interest.

7.1 Grant of Security Interest in Collateral. As security for the final and indefeasible payment to Lender in cash of the Obligations in full, each of the Borrower and the Guarantors hereby pledge to Lender, and grant to Lender a continuing general lien upon and Security Interest in and to the “Collateral” (as such term is defined below). The pledge, lien and Security Interest granted to Lender pursuant to this Note shall continue in full force and effect until all Obligations have been finally and indefeasibly paid to Lender in cash and performed in full. Any balances to the credit of Borrower in the possession of Lender, and any other property or assets of Borrower in the possession of Lender, shall be held by Lender as Collateral, and applied in whole or partial satisfaction of the Obligations when due, subject to the terms of this Note. Borrower and the Guarantors will execute and deliver to Lender security agreements, assignments (including, without limitation, assignments of specific Accounts), and other documents and instruments as Lender may at any time reasonably request to establish, evidence, attach, perfect, or protect any security interest, pledge, lien, charge, mortgage or other encumbrance granted to Lender pursuant to this Note or any other document between Lender, Borrower, and/or the Guarantors or instrument delivered to Lender in connection herewith. Borrower and the Guarantors shall cooperate with, and take such actions as required by, Lender in obtaining waivers or subordinations in favor of Lender as Lender may require from third parties having any interest in any Collateral and Borrower and Guarantors shall cooperate with, and take such actions as required by, Lender in obtaining “control” of Collateral consisting of Deposit Accounts, electronic Chattel Paper, Investment Property, or Letter-Of-Credit Rights as provided in Sections 9-104 through 9-107, inclusive, of the UCC. Borrower and the Guarantors authorize Lender to file all financing statements, and all continuations or amendments thereof, and deliver, with or without Borrower’s and/or Guarantors’ execution thereof, any Notice of Assignment to Borrower’s or the Guarantors’ Customers and Account Debtors as Lender determines in Lender’s sole discretion, to establish, evidence, attach, perfect or protect any security interest, pledge, lien, charge, mortgage or other encumbrance granted to Lender in the Collateral, and specifically acknowledges its authorization of Lender to have filed any such financing statements prior to the date of this Note. Borrower and the Guarantors agree that subject to Borrower’s rights under Section 9-509(d)(2) of the “UCC” (as such term is defined below), Borrower and the Guarantors are not and shall not be authorized to file any financing statement or amendment, termination or corrective statement with respect to any financing statement filed by Lender, or with respect to any continuation or amendment thereof, without the prior written consent of Lender, which may be granted or withheld in Lender’s sole discretion. Borrower and the Guarantors will perform any and all actions requested by Lender in Lender’s reasonable discretion to establish, attach, perfect or protect any security interest, pledge, lien, charge, mortgage or other encumbrance of Lender in Collateral, including without limitation, placing and maintaining signs, appointing custodians, maintaining stock Records and transferring Inventory to warehouses. In addition to all other rights and remedies granted to Lender pursuant to the terms of this Note, Lender shall possess all rights and remedies of a “Secured Party” (as such term is defined in the UCC) under and pursuant to the terms and provisions of the UCC and PPSA. Borrower acknowledges and agrees that the Offering Securities constitute Collateral, and hereby pledges the Offering Securities to Lender and grants to Lender a continuing lien upon and Security Interest in and to the Offering Securities, pursuant to and in accordance with this Section 7.1. As a condition precedent to, and in consideration of, Lender entering into this Note and advancing any funds hereunder, Borrower shall execute and deliver to Lender (i) a pledge agreement, and (ii) a control agreement and irrevocable power of attorney, in each case in form and substance satisfactory to Lender, with respect to the Offering Securities. Within ten (10) business days following the acquisition by Borrower or any Guarantor of any Investment Property, Securities Account, Deposit Account, Instrument or Controllable Electronic Record not in existence on the date of this Note, Borrower shall notify Lender in writing describing the same in reasonable detail and shall, together with the applicable Guarantor, execute and deliver to Lender such pledge agreements, control agreements, powers of attorney and other documents and instruments as Lender may reasonably request to perfect Lender's Security Interest therein by control.

Within five (5) business days following full repayment and satisfaction of the Obligations under this Note to Lender, the Lender shall take all necessary steps and actions to discharge, remove or unwind any pledge, lien, Security Interest, Encumbrance, mortgage and/or filing statements in connection therewith made against the Borrower and Guarantors pursuant to this Note.

7.2 Definitions. For purposes of this Note, the following terms shall have the following meanings:

(a) “Collateral” means all of Borrower’s and Guarantors’ right, title and interest in and to the following, wherever located and whether owned on the date of this Note or thereafter acquired, whether owned or held by Borrower, any of the Guarantors, or by any other Person in any manner for such Borrower’s and/or Guarantors’ account (and specifically includes all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of all of the following): (a) Accessions, Accounts (including without limitation all unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to, or destruction of any or all of the Collateral), Certificates of Title, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Health-care-insurance-receivables, Instruments, Inventory, Investment Property, Leases, Letter-of-Credit Rights, Money, Securities Accounts, Software and Supporting Obligations, Controllable Electronic Records, Controllable Accounts and Controllable Payment Intangibles, and all digital assets, cryptocurrency, virtual currency and tokens (together with all private keys, wallets, hosted accounts and access credentials relating thereto), (b) all books and records pertaining to any of the foregoing (including but not limited to all tangible books and records, and all recorded data of any kind or nature, regardless of the medium of recording, including, without limitation, writings, plans, specifications, schematics Customer lists, credit files, computer programs, printouts and other computer materials and records of Borrower and/or the Guarantors pertaining to any of the items or subject matter described herein), (c) all Proceeds and products of any of the foregoing, (d) all collateral security and guaranties given by any Person with respect to any of the foregoing, and (e) all property subject to any lien, Security Interest or Encumbrance in favor of Borrower and/or the Guarantors. For greater certainty, and without limiting the generality of the foregoing, the Collateral includes (i) the Offering Securities, being all securities issued or issuable in the Offering, together with all shares of common stock issuable upon exercise of any pre-funded warrants acquired in the Offering, in which Lender is granted a first-ranking Security Interest, and (ii) the Class B common stock of CleanCore Solutions, Inc. acquired by Dogecoin Ventures, Inc. prior to the date of this Note and included in the Pledged Securities, in which Lender is granted a Security Interest ranking second in priority to the existing first-ranking Security Interest therein, in each case in addition to, and not in limitation of, all other property described in this definition;

(b) “Guaranteed Obligations” means any and all indebtedness, liabilities and obligations, including without limitation, principal interests (including but not limited to, interest calculated at the default rate subject to an in accordance with this Note and post-petition interest in any proceeding under any bankruptcy law), late charges, fees (including damages) costs, expenses and other charges, and covenants, duties, and other obligations, owed or owing by the Borrower to the Lender under this Note

Garrington Financial Corp.-House of Doge 2026 Secured Short Term Demand Note

(c) “Guarantors” means each of Dogecoin Ventures, Inc., The Official Dogecoin Treasury and Reserve Inc. and House of Doge Canada Inc.;

(d) “PPSA” means the Personal Property Security Act (Ontario), as amended, renamed or replaced and includes all regulations made under that legislation and, to the extent this Agreement is being enforced under the laws of the Province of Ontario, all defined terms herein given the meanings of such terms in the UCC, shall have the meanings ascribed thereto in the PPSA if so defined in the PPSA;

(e) “UCC” means the Uniform Commercial Code as in effect in the State of Texas as in effect on the date of this Agreement, and as may be amended or modified after the date of this Agreement; provided, however, in the event that, by reason of mandatory provisions of law, the perfection, the effect of perfection or nonperfection or priority of Lender’s Security Interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Texas, then the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the purposes of the provisions hereof relating to the rights of Lender with respect to the collection of any Receivable or Account, or perfection, the effect of perfection or nonperfection or priority of Lender’s Security Interest in such Collateral; and

(f) Article 9 Definitions. The following terms have the same definitions as provided in Section 9-102 of Article 9 of the UCC, but for convenience in this Agreement such terms are capitalized: “Accession”; “Account”; “Account Debtor” (and for purposes of this Agreement, to the extent not included in the UCC definition of Account Debtor, the term “Account Debtor” includes all Persons obligated, directly or indirectly, on any account receivable); “As-extracted Collateral”; “Authenticate” (and all derivations thereof); “Certificate of Title”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Intermediary”; “Consumer Transaction”; “Debtor”; “Deposit Account”; “Document”; “Electronic Chattel Paper”; “Encumbrance”; “Equipment”; “Financing Statement”; “Fixtures” (and the singular “Fixture” may be used in this Agreement”); “General Intangible” (and for purposes of this Agreement, to the extent not included in the UCC definition of General Intangible, the term “General Intangible” includes all patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, proprietary and intellectual property rights, labels, trade secrets, trade names, rights of use of any name, advertising matter, registrations, licenses, software, franchises, Customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security deposits and rights to indemnification, and any property of a similar nature, all goodwill, and all rights, title and interests in and to all of the foregoing); “Goods”; “Governmental Unit”; “Health-care-insurance Receivable”; “Instrument”; “Inventory”; “Investment Property”; “Jurisdiction Of Organization”; “Letter-of-credit Right”; “Obligor”; “Payment Intangible”; “Person Related To”; “Proceeds” (as specifically defined in Section 9-102(a)(64) of the UCC); “Public Organic Record”; “Record” (and for purposes of this Agreement, to the extent not included in the UCC definition of Record, the term “Record” includes all recorded data of any kind or nature, regardless of the medium of recording, including, without limitation, writings, plans, specifications, schematics Customer lists, credit files, computer programs, printouts and other computer materials and records of a person, wherever located and whether in the custody of such Person or in the custody another Person for their benefit); “Registered Organization”; “Secondary Obligor”; “Secured Party”; “Security Agreement”; “Software”; “State”; and “Supporting Obligation”.

7.3 Security Interest. For purposes of this Agreement, the term “Security Interest” shall have the same meaning as the term “security interest” as defined in Section 1-201(b)(35) of the UCC and Section 2 of the PPSA.

7.4 Security Agreement. Borrower acknowledges and agrees that this Agreement shall constitute a “Security Agreement” for purposes of the UCC.

7.5 Interim Pledge of Pledged Securities. Pending the execution and delivery of the pledge agreement, control agreement and irrevocable power of attorney contemplated by Section 7.1, each of Dogecoin Ventures, Inc. and House of Doge (U.S.) Inc. (each, a “Pledgor”, jointly and severally) hereby pledges, assigns and transfers to Lender, and grants to Lender a continuing first-priority Security Interest in and to, all of such Pledgor’s right, title and interest in and to the securities described in Schedule “A”, together with all certificates, entitlements, dividends, distributions, substitutions, replacements, exercise and conversion rights and Proceeds thereof (collectively, the “Pledged Securities”). This Section 7.5 is intended to be self-executing and effective upon execution of this Note without any further act, filing or delivery, and shall remain in full force and effect until all Obligations have been finally and indefeasibly paid in cash in full; the subsequent execution of definitive pledge, control or account documentation shall supplement and not novate, release or otherwise impair the Security Interest granted under this Section 7.5. Each Pledgor represents and warrants that it is the sole legal and beneficial owner of the Pledged Securities recorded in its name, free and clear of all Encumbrances other than The Nordwand Foundation in its capacity as collateral agent on behalf of each of The Nordwand Foundation, Sky Ascent Financial Group Inc. and Spacely Enterprises, that no consent, approval or notice to any Person is required in connection with the pledge granted hereby that has not been obtained or given, and that the Pledged Securities are held in accounts as noted in Schedule A. No Pledgor shall sell, transfer, assign, pledge, hypothecate, lend, margin, grant an option over or otherwise encumber any Pledged Securities, or transfer any Pledged Securities to any other account, custodian or intermediary, in each case without Lender’s prior written consent, which may be granted or withheld in Lender’s sole discretion. For greater certainty, the Pledged Securities include (i) the Senior Unsecured Convertible Debentures of McQueen Labs Inc. described in Section 8.4(c), together with any shares issuable on conversion thereof, and (ii) the 2,210 Series F preferred shares of par value $1,000 per share of McQueen Labs Inc. described in Section 8.4(c), in each case as set out in Schedule “A”. Dogecoin Ventures, Inc. shall execute and deliver to Lender such pledge agreements, control agreements, powers of attorney and other documents as Lender may require to perfect Lender’s Security Interest in the securities described in the immediately preceding sentence, and shall not create, incur or permit to exist any further pledge, lien, Security Interest, hypothecation or other Encumbrance upon any of them. Within ten days following the date of this Note, each Pledgor shall (i) deliver to Lender all certificates or instruments evidencing certificated Pledged Securities, together with undated transfer powers executed in blank, and (ii) deliver to the issuer, transfer agent, broker or securities intermediary holding the Pledged Securities written notice of Lender’s Security Interest, in form and substance satisfactory to Lender, and use commercially reasonable efforts to procure such Person’s written acknowledgement thereof. Any breach of this Section 7.5 shall constitute an immediate Event of Default, without notice, grace or cure period.

Garrington Financial Corp.-House of Doge 2026 Secured Short Term Demand Note

8. Representation, Warranties and Covenants:

8.1 Representations and Warranties of Borrower. As an inducement for Lender to extend the loan to Borrower represented by this Note, Borrower represents and warrants that the following statements are true and correct, and that the same will remain true and correct, and will comply with each covenant and other agreement of Borrower below, for so long as any of the Obligations or any other amount remains owing to Lender hereunder:

(a) Borrower is and always has been a corporation duly organized and existing under the laws of the State of Texas. Borrower is qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified.

(b) The execution, delivery and performance of this Note and each of the other agreements, instruments and documents to be delivered by Borrower in connection with this Note (the “Loan Documents”), and the creation of all Security Interests, pledges, liens, charges, mortgages or other Encumbrances in favor of Lender pursuant to this Note and any other Loan Document (i) are within Borrower’s organizational power, (ii) have been duly authorized by all necessary or proper actions of or pertaining to Borrower (including the consent of directors, officers, managers, partners, shareholders and/or members, as applicable), (iii) are not in contravention of (A) any agreement or indenture to which Borrower is a party or by which Borrower is bound, or (B) Borrower’s certificate or articles of formation or operating agreement (“Charter Documents”), or (C) any provision of law, or (D) any order, writ, judgment, injunction, or decree of any court of competent jurisdiction binding on Borrower or its property, and (iv) do not require the consent or approval of any Governmental Unit or any other Person that has not been obtained, and each such consent or approval obtained by Borrower has been furnished to Lender prior to the date of this Note. Upon the execution and delivery thereof, this Note and each of the other Loan Documents shall constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

(c) Borrower has good and marketable title to the Collateral and is the sole owner thereof. None of the Collateral is subject to any prohibition against encumbering, granting a Security Interest in or to, pledging, hypothecating or assigning the same or requires notice or consent to any person in connection therewith. Upon the execution and delivery of this Note and the other Loan Documents and the filing of any UCC filings deemed necessary by Lender, Lender shall have a first-priority perfected Security Interest in the Collateral.

(d) Borrower is not in violation of any term or provision of its Charter Documents, and no event or condition or series of events or conditions has or have occurred or is or are continuing which constitutes or results in (or would constitute or result in, with the giving of notice, lapse of time or other condition) (i) a breach of, or a default under, Borrower’s Charter Documents or any agreement, undertaking or instrument to which Borrower is a party or by which it or any of the Collateral may be affected, or (ii) the imposition of any Security Interest, pledge, lien, charge, mortgage or other Encumbrance on any Collateral other than in favor of Lender.

8.2 Covenants of Borrower.

(a) Borrower will discharge all taxes, levies or assessments imposed upon it or incurred by it in the operation of its business as and when same become due; Borrower will not permit any lien, Security Interest or Encumbrance to be created upon the Collateral except for such liens, Security Interests or other Encumbrances which are secondary to the liens, Security Interests or Encumbrances of the Lender; Borrower will maintain such insurance covering Borrower’s business and/or Borrower’s property as is customary for businesses similar to the business of Borrower and, at the request of Lender; Borrower will notify Lender in writing prior to any change in Borrower’s place of business, or if Borrower has or acquires more than one place of business, or prior to any change in Borrower’s chief executive office, the office or offices where Borrower’s books and records concerning Accounts or accounts receivable are kept; and Borrower will notify Lender at least sixty (60) calendar days in advance of any proposed change of Borrower’s name, identity, legal entity or corporate structure.

(b) Borrower shall permit Lender and any authorized representatives designated by Lender, upon reasonable notice to Borrower and during Borrower’s normal business hours, to visit and inspect any of the properties of Borrower, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances, and business with its officers at such times during normal business hours and as often as Lender requests. Lender may, at any time after Lender’s demand for payment, review, inspect and copy all records, files and books relating to the Collateral located at Borrower’s premises or otherwise under the control of Borrower.

(c) Borrower will not assign, transfer, sell, dispose of or otherwise hypothecate any Collateral to any other Person, or grant to any Person an option to acquire any Collateral, except for (i) obsolete, worn out or surplus property disposed of in the ordinary course of Borrower’s business as conducted on the date of this Note, (ii) Equipment replaced in the ordinary course of Borrower’s business as conducted on the date of this Note, (iii) Inventory sold in the ordinary course of Borrower’s business as conducted on the date of this Note or (iv) investments, in the normal course of business whereby fair market value is obtained in return for its sale or transfer in return as determined at the discretion of the Borrower’s board of directors (acting reasonably and in the best interest of the Borrower); provided that in no event shall clause (iv) permit the sale, transfer or other disposition of any Pledged Securities or Offering Securities; and provided further that the net proceeds of any disposition under this clause (iv) are promptly deposited into a Deposit Account or Securities Account over which Lender has control or applied in reduction of the Obligations.

(d) Borrower shall not sell, lease, transfer or otherwise dispose of all or substantially all of Borrower’s property or assets, or consolidate with or merge into or with any corporation or entity, or authorize or permit any Person not owning any equitable interests of Borrower on the date of this Note to own, directly or indirectly, equitable interests in Borrower having fifty percent (50.0%) or more (on a fully-diluted basis) of all interests entitled to vote, or otherwise manage the affairs of Borrower.

Garrington Financial Corp.-House of Doge 2026 Secured Short Term Demand Note

(e) Borrower shall not, directly or indirectly, create, incur or guarantee, assume, or suffer to exist any Indebtedness, other than the Obligations, unless such Indebtedness is subordinate to the Obligations created herein. Similarly, the Borrower shall not permit any affiliate (including without limitation Dogecoin Ventures, Inc., The Official Dogecoin Treasury and Reserve Inc, and House of Doge Canada Inc.) to directly or indirectly, create, incur or guarantee, assume or suffer to exist any Indebtedness without prior written notice to, and consent from, Lender, such consent not to be unreasonably withheld. For purposes of this Note, “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, notes or similar instruments whether convertible or not, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all indebtedness referred to in clauses (A) through (E) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, Security Interest or other Encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (G) all contingent obligations (including guarantees) in respect of Indebtedness or obligations of others of the kinds referred to in clauses (A) through (F) above; (H) banker’s acceptances; (I) the balance deferred and unpaid of the purchase price of any property or services due more than three months after such property is acquired or such services are completed, other than trade debt incurred in the ordinary course of business; and (J) obligations under convertible securities of Borrower. In addition, the term “Indebtedness” of Borrower includes (y) all Indebtedness of others secured by a mortgage, lien, pledge, charge, Security Interest or other Encumbrance on any assets of Borrower (whether or not such Indebtedness is assumed by Borrower or any of Borrower’s subsidiaries), and (z) to the extent not otherwise included, the guarantee by Borrower of any Indebtedness of any other Person.

8.3 Representations and Warranties of the Guarantors: As an inducement for Lender to extend the loan to Borrower represented by this Note, each of the Guarantors represent and warrant that the following statements are true and correct, and that the same will remain true and correct, and will comply with each covenant and other agreement of the Guarantors below, for so long as any of the Obligations or any other amount remains owing to Lender hereunder:

(a) Each of the Guarantors is and always has been a corporation duly organized and existing under the laws of the State of Texas, in the case of Dogecoin Ventures, Inc. and The Official Dogecoin Treasury and Reserve Inc., and the Province of Ontario, Canada in the case of House of Doge Canada Inc. Each of the Guarantors are qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified.

(b) The execution, delivery and performance of this Note (including without limitation the guaranty set out in Section 6 of this Note) and each of the Loan Documents, and the creation of all Security Interests, pledges, liens, charges, mortgages or other Encumbrances in favor of Lender pursuant to this Note and any other Loan Document (i) are within the Guarantors’ organizational power, (ii) have been duly authorized by all necessary or proper actions of or pertaining to each of the Guarantors (including the consent of directors, officers, managers, partners, shareholders and/or members, as applicable), (iii) are not in contravention of (A) any agreement or indenture to which any Guarantor is a party or by which a Guarantor is bound, or (B) Guarantors’ Charter Documents, or (C) any provision of law, or (D) any order, writ, judgment, injunction, or decree of any court of competent jurisdiction binding on the Guarantors or their property, and (iv) do not require the consent or approval of any Governmental Unit or any other person that has not been obtained, and each such consent or approval obtained by the Guarantors has been furnished to Lender prior to the date of this Note. Upon the execution and delivery thereof, this Note and each of the other Loan Documents shall constitute the legal, valid and binding obligation of the Guarantors, enforceable in accordance with its terms.

(c) The Guarantors have good and marketable title to the Collateral and are the sole owners thereof. None of the Collateral is subject to any prohibition against encumbering, granting a Security Interest in or to, pledging, hypothecating or assigning the same or requires notice or consent to any person in connection therewith. Upon the execution and delivery of this Note and the other Loan Documents and the filing of any UCC or PPSA filings deemed necessary by Lender, Lender shall have a first-priority perfected Security Interest in the Collateral, other than in respect of the pre-funded warrants and shares described in Section 8.4(c)(i), in which Lender shall have a second-ranking perfected Security Interest.

(d) The Guarantors are not in violation of any term or provision of its Charter Documents, and no event or condition or series of events or conditions has or have occurred or is or are continuing which constitutes or results in (or would constitute or result in, with the giving of notice, lapse of time or other condition) (i) a breach of, or a default under, Guarantors’ Charter Documents or any agreement, undertaking or instrument to which a Guarantor is a party or by which it or any of the Collateral may be affected, or (ii) the imposition of any Security Interest, pledge, lien, charge, mortgage or other Encumbrance on any Collateral other than in favor of Lender.

8.4 Covenants of the Guarantors.

(a) The Guarantors will discharge all taxes, levies or assessments imposed upon them or incurred by them in the operation of its business as and when same become due; The Guarantors will not permit any lien, Security Interest or Encumbrance to be created upon the Collateral except for such liens, Security Interests or other Encumbrances which are secondary to the liens, Security Interests or Encumbrances of the Lender; the Guarantors will maintain such insurance covering Guarantors’ business and/or Guarantors’ property as is customary for businesses similar to the business of the Guarantors and, at the request of Lender; the Guarantors will notify Lender in writing prior to any change in Guarantors’ place of business, or if Guarantors of or acquire more than one place of business, or prior to any change in any Guarantor’s chief executive office, the office or offices where the Guarantors’ books and records concerning Accounts or accounts receivable are kept; and the Guarantors will notify Lender at least sixty (60) calendar days in advance of any proposed change of any Guarantor’s name, identity, legal entity or corporate structure.

(b) The Guarantors shall permit Lender and any authorized representatives designated by Lender, upon reasonable notice to the Guarantor and during Guarantors’ normal business hours, to visit and inspect any of the properties of the Guarantors, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances, and business with its officers at such times during normal business hours and as often as Lender requests. Lender may, at any time after Lender’s demand for payment, review, inspect and copy all records, files and books relating to the Collateral located at the Guarantors’ premises or otherwise under the control of the Guarantors.

Garrington Financial Corp.-House of Doge 2026 Secured Short Term Demand Note

(c) The Guarantors will not assign, transfer, sell, dispose of or otherwise hypothecate any Collateral to any other Person, or grant to any Person an option to acquire any Collateral, except for (i) obsolete, worn out or surplus property disposed of in the ordinary course of Guarantors’ business as conducted on the date of this Note, (ii) Equipment replaced in the ordinary course of Guarantors’ business as conducted on the date of this Note, (iii) Inventory sold in the ordinary course of Guarantors’ business as conducted on the date of this Note or (iv) investments, in the normal course of business whereby fair market value is obtained in return for its sale or transfer in return as determined at the discretion of the Guarantors’ board of directors (acting reasonably and in the best interest of the Borrower); provided that in no event shall clause (iv) permit the sale, transfer or other disposition of any Pledged Securities or Offering Securities; and provided further that the net proceeds of any disposition under this clause (iv) are promptly deposited into a Deposit Account or Securities Account over which Lender has control or applied in reduction of the Obligations. In addition to the foregoing, Dogecoin Ventures, Inc. hereby irrevocably agrees not to sell, transfer, pledge, lien or otherwise encumber the following equity interests, other than pursuant to the pledge in favour of Lender granted under Section 7:

(i)	9,968,500 Class B common stock of CleanCore Solutions, Inc. (NYSE: ZONE) acquired through an investment that closed on or about September 4, 2025. Notwithstanding the foregoing, Dogecoin Ventures, Inc. shall pledge Class B common stock of CleanCore Solutions, Inc., to Lender as Collateral, and shall execute and deliver to Lender such pledge agreements, control agreements and other documents as Lender may require to perfect its Security Interest therein. Borrower and the Guarantors acknowledge and agree that Lender’s Security Interest in such pre-funded warrants and shares shall rank second in priority to the existing first-ranking Security Interest therein held by The Nordwand Foundation in its capacity as collateral agent on behalf of each of The Nordwand Foundation, Sky Ascent Financial Group Inc. and Spacely Enterprises.

(ii)	6,000,000 common shares issued by Stay Inc.;

(iii)	Those Senior Unsecured Convertible Debentures representing an aggregate principal amount of $1,656,943 as of June 30, 2026, and any shares convertible therefrom, issued by McQueen Labs Inc. on April 24, 2025 and June 30, 2025;

(iv)	2,210 Series F preferred shares of par value $1,000 per share of McQueen Labs Inc.

(v)	all (approximately 43% as of the date hereof) equity ownership of LBK Triestina Holdings, LLC as set out in the Memorandum of Understanding date August 29, 2025 by and between Dogecoin Ventures, Inc. and LBK Triestina Holdings, LLC;

(vi)	all equity ownership (current and after-acquired) of Milano Hockey Club Societa’ Sportiva Dilettantistica S.R.L.;

(vii)	all equity ownership (current and after-acquired) of HC Sierre SA; and

(viii)	intellectual property rights, including specifically the trademark licensing rights granted to the Borrower related to “DOGECOIN” and “DOGE” pursuant to the Amended and Restated Trademark License Agreement dated May 7, 2025 (as amended) between the Borrower, Dogecoin Foundation, Inc. and MadeUpNumbers Ltd.;

(d) Guarantors’ shall not sell, lease, transfer or otherwise dispose of all or substantially all of Guarantor’s property or assets, or consolidate with or merge into or with any corporation or entity, or authorize or permit any Person not owning an equitable interest of a Guarantor on the date of this Note to own, directly or indirectly, equitable interests in the Guarantors’ having fifty percent (50.0%) or more (on a fully-diluted basis) of all equitable interests entitled to vote, or otherwise manage the affairs of the Guarantors.

(e) The Guarantors shall not, directly or indirectly, create, incur or guarantee, assume, or suffer to exist any Indebtedness, other than the Guaranteed Obligations, unless such Indebtedness is subordinate to the Guaranteed Obligations created herein.

8.5 Financial Statements and Tax Returns. Borrower will deliver to Lender:

(a) Periodic Financial Statements and Tax Returns. Within ninety (90) calendar days after the close of each fiscal year of Borrower (i) a copy of reviewed annual financial statements of Borrower prepared by an independent certified public accountant in accordance with GAAP consisting of a balance sheet, statements of operations and retained earnings, statements of cash flow. If Borrower’s independent certified public accountant has prepared footnotes to accompany any such financial statements, Borrower shall deliver such footnotes to Lender contemporaneously with Borrower’s delivery of the associated financial statements to Lender, and (ii) copies of Borrower’s federal and state tax returns. In addition, Borrower will deliver to Lender, within fifteen (15) calendar days after the end of each calendar month financial information, operating or Collateral-related information as Lender may request, and in form acceptable by Lender, promptly and in any event within five (5) business days following Lender’s request.

(b) All financial statements delivered to Lender pursuant shall fairly present Borrower’s financial condition and results of operations as of the dates and for the periods covered, and shall not contain any material misstatements.

8.6 Indemnification of Lender. Borrower agrees to indemnify and hold all “Indemnified Persons” (as hereinafter defined) harmless against any breach by Borrower of any representation, warranty or covenant of Borrower contained in this Note, and against any claims or damages arising out of the manufacture, sale, possession or use of, or otherwise relating to, goods, or the performance of services, associated with or relating to Collateral hereunder. The term “Indemnified Persons” shall mean Lender and its officers, directors, members, managers, shareholders, employees, attorneys, representatives, agents, affiliates, successors and assigns. To the extent that Borrower’s undertaking to indemnify, pay and hold harmless Lender as set forth in this Section 8.6 may be unenforceable because it violates any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all matters referred to under this Section 8.6.

Garrington Financial Corp.-House of Doge 2026 Secured Short Term Demand Note

8.7 Survival of Representations, Warranties and Covenants. All representations and warranties of Borrower contained in this Note shall be true, accurate and complete at the time of Borrower’s execution of this Note, and shall be true, accurate and complete on each date prior to the date that all Obligations have been finally and indefeasibly paid to Lender in cash and performed in full. Borrower shall comply with all covenants of Borrower contained in this Note until all Obligations have been finally and indefeasibly paid to Lender in cash and performed in full. Lender’s right to bring an action for breach of any such representation or warranty or violation of any covenant or to exercise any right or remedy under this Note based upon the breach of any such representation or warranty or violation of such covenant shall survive the execution, delivery and acceptance of this Note until the Obligations are finally and indefeasibly paid to Lender in cash and performed in full.

9. Remedies of Lender.

9.1 Rights and Remedies with Respect to the Obligations.

(a) Termination of Lending Obligations. Lender may in the event of default or breach of the terms of this Note by the Borrower, demand payment in full of all or any portion of the Obligations at any time, and upon such demand (i) terminate this Note and correspondingly terminate its obligations to otherwise lend to or extend credit to Borrower under this Note, and/or (ii) increase the amount of interest payable under this Note to the applicable default rate, and/or (iii) increase any or all fees payable to Borrower under this Note that may be increased following Lender’s demand for payment pursuant to the terms of this Note, and/or (iv) take all other and further actions and avail itself of any and all rights, powers, remedies and privileges available to Lender under this Note, under law or in equity. In addition, upon the occurrence of any Event of Default, including without limitation any Event of Default arising under Section 3.2, Section 3.3 or Section 7.5, all Obligations shall, at Lender’s election, become immediately due and payable without any requirement of demand, presentment, protest, notice of dishonour or further notice of any kind (each of which is hereby expressly waived by Borrower and the Guarantors), and Lender may immediately exercise all rights, powers, remedies and privileges under Section 9.2, under this Note and under applicable law.

(b) Obligations Immediately Due. Notwithstanding the provisions of Section 9.1(a) immediately above, if:

(i) Borrower shall (A) cease to be solvent, (B) make an assignment for the benefit of its creditors, (C) call a meeting of its creditors to obtain any general financial accommodation, (D) suspend business, or (E) commence any case under any provision of the Bankruptcy Code, or under any federal, state, local or other applicable law including provisions for reorganizations or liquidations;

(ii) (A) any case under any provision of the Bankruptcy Code, or under any under federal, state, local or other applicable law including provisions for reorganizations or liquidations, shall be commenced against Borrower, or (B) a receiver, trustee or equivalent officer under the Bankruptcy Code, or under any federal, state, local or other applicable law including provisions for reorganizations or liquidations, shall be appointed for Borrower or for all or any of the Collateral or for all or any of Borrower’s property; or

(iii) without notice, demand or other action by Lender (v) all of Borrower’s Obligations to Lender, including but not limited to, all outstanding and unpaid principal of this Note, interest due thereon, and all fees, costs and expenses payable with respect thereto, shall immediately become due and payable whether or not payable on demand prior to the occurrence of such event, and (w) all interest payable on the Obligations shall immediately increase to the applicable default rate, and (x) all fees payable to Borrower under this Note that may be increased following Lender’s demand for payment shall immediately increase to their applicable amount after occurrence of such event, (y) all obligations to lend to or extend credit to Borrower under this Note shall immediately terminate, and (z) Lender may take all other and further actions and avail itself of any and all rights, powers, remedies and privileges available to Lender under this Note, under law or in equity.

9.2 Rights and Remedies with Respect to Collateral. Without limiting any rights, powers, remedies or privileges Lender may have pursuant to this Note, under applicable law or otherwise, and in addition to all rights, powers, remedies and privileges granted to Lender as a Secured Party under the UCC and the PPSA, under applicable law or otherwise, upon the occurrence of any Event of Default or upon Lender’s demand for payment:

(a) Notification of Account Debtors. (i) Lender may, and without any notice to, consent of or any other action by Borrower or the Guarantors (such notice, consent or other action being expressly waived), notify Account Debtors of Lender’s security interest in and to Accounts and direct Account Debtors to make payment directly to Lender without notice to, consent of, or any other action by Borrower or the Guarantors, or (ii) Borrower and/or the Guarantors, at the request of Lender, shall notify Account Debtors of Lender’s security interest in Borrower’s Accounts and direct Account Debtors to make payment directly to Lender. Borrower and the Guarantors hereby authorizes Account Debtors to make payments directly to Lender and to rely on notice from Lender without further inquiry. Lender may on Borrower’s and/or Guarantors’ behalf endorse all items of payment received by Lender that are payable to Borrower and/or the Guarantors for the purposes described above.

(b) Collections; Modifications of Terms. Lender may but shall be under no obligation to: (i) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to Lender; (ii) demand, sue for, collect and give receipts for and take all necessary or desirable steps to collect any Collateral or Proceeds in its or Borrower’s name, and apply any such collections against the Obligations in such amounts and in such order as Lender determines in Lender’s sole discretion; (iii) take control of any Collateral and any cash and non-cash Proceeds of any Collateral; (iv) enforce, compromise, extend, renew settle or discharge any rights or benefits of Borrower with respect to or in and to any Collateral, or deal with the Collateral as Lender may deem advisable; and (v) make any compromises, exchanges, substitutions or surrenders of Collateral Lender deems necessary or proper in its reasonable discretion, including without limitation, extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to, consent of, or any other action of Borrower and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted to Lender under this Agreement or any other Loan Document.

(c) Insurance. Lender may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and Borrower’s name any checks or drafts constituting Proceeds of insurance. Any Proceeds of insurance received by Lender may be applied by Lender against payment of all or any portion of the Obligations as Lender may elect in its reasonable discretion.

Garrington Financial Corp.-House of Doge 2026 Secured Short Term Demand Note

(d) Possession and Assembly of Collateral. Lender may take possession of the Collateral and/or without removal render Borrower’s Equipment unusable. Upon Lender’s request, Borrower shall assemble the Collateral and make it available to Lender at a place or places to be designated by Lender that is reasonably convenient to Lender and Borrower.

(e) Set-off. Lender may, and without any notice to, consent of or any other action by Borrower (such notice, consent or other action being expressly waived), set-off or apply (i) any and all deposits (general or special, time or demand, provisional or final) at any time held by or for the account of Lender, and/or (ii) any Indebtedness at any time owing by Lender or any Affiliate of Lender or any participant in the Loans to or for the credit or the account of Borrower, to the repayment of the Obligations irrespective of whether any demand for payment of the Obligations has been made.

(f) Disposition of Collateral; Directed Sales. Upon the occurrence of any Event of Default, Lender may deliver written notice thereof to Borrower, and if such Event of Default has not been cured in full by 5:00 p.m. (Central time) on the first business day following delivery of such notice, Lender may thereafter, without any further notice to, consent of, demand upon or other action by Borrower or any Guarantor (each of which is hereby expressly waived to the fullest extent permitted by applicable law), (i) sell, transfer, assign, liquidate or otherwise dispose of all or any part of the Collateral, including without limitation the Offering Securities and the shares of Class B common stock of CleanCore Solutions, Inc. included in the Pledged Securities (collectively, the “CleanCore Shares”), in one or more transactions, at public or private sale, on any securities exchange, in the over-the-counter market or otherwise, for cash or on credit, at such prices and on such terms as Lender determines in its sole discretion, and/or (ii) deliver written notice (which may be given by e-mail) to Borrower directing the sale of all or any portion of the Collateral specified in such notice, whereupon Borrower and the Guarantors shall, and shall cause each holder of record, custodian, broker or securities intermediary in respect thereof to, effect such sale in the open market or otherwise as directed by Lender and remit the net proceeds thereof to Lender, in each case not later than one (1) business day following delivery of such notice. Lender shall apply the net proceeds of any such disposition to the Obligations in such order and amounts as Lender determines in its sole discretion. Borrower and the Guarantors shall promptly take all actions and deliver all instructions, transfer agent directions, broker authorizations, legal opinions, consents and other documents necessary or desirable to give effect to any sale directed under this Section, and any failure to comply with such a direction within such one (1) business day period shall constitute a further immediate Event of Default. Borrower and the Guarantors agree, pursuant to Section 9-603 of the UCC, that the notice periods provided in this Section constitute reasonable notification of disposition and are not manifestly unreasonable, and waive any longer notice period to the fullest extent permitted by applicable law. Borrower and the Guarantors further acknowledge that the Collateral consists in substantial part of securities subject to rapid and material fluctuations in market value, and agree, pursuant to Section 9-603 of the UCC, that it is not manifestly unreasonable for Lender to dispose of, or to direct the disposition of, such Collateral promptly and without regard to the effect of such disposition on the prevailing market price.

10. General Provisions.

10.1 Expenses; Taxes.

(a) Reimbursable Expenses. If, at any time or times subsequent to the date of this Note Lender employs counsel for advice or other representation, incurs legal fees or expenses, consulting fees or expenses, fees, costs or expenses of external professionals engaged by Lender, or other out-of-pocket costs or expenses in connection with: (i) the exercise of any right, power, remedy or privilege of Lender described in this Note or any other Loan Document; (ii) the negotiation and preparation of any amendment, modification or restatement of this Note or any other Loan Document; (iii) the administration of this Note or any other Loan Document and the transactions contemplated hereby and thereby; (iv) periodic field exams or audits and appraisals performed by Lender; (v) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Note, or any other Loan Document or Borrower’s business or affairs; (vi) the establishment, attachment, perfection or protection of any security interest or lien on the Collateral; (vii) any attempt to enforce any right, power, remedy or privilege of Lender against Borrower or any other Person who may be obligated to Lender by virtue of this Note or any other Loan Document including, without limitation, Account Debtors, including but not limited to, collection of all or any portion of the Obligations; or (viii) any attempt to inspect, verify, protect, preserve, restore, collect, sell, lease, license, liquidate or otherwise dispose of or realize upon the Collateral; then, in any such event, all reasonable attorneys’ fees arising from such services and all expenses, costs and charges of such counsel, all fees, costs, expenses and charges of consultants and professionals engaged by Lender, and all other costs and out-of-pocket expenses of Lender relating to any of the events or actions described above shall be payable by Borrower to Lender, and shall be additional Obligations under this Note secured by the Collateral, provided reasonable and valid third party receipts for the aforementioned costs and expenses incurred are provided to the Borrower by the Lender in connection thereof.

(b) Taxes. Additionally, if any tax, levy or charge (including any intangibles tax, stamp tax or recording tax) shall be imposed upon or payable by Lender in connection with the execution or delivery of this Note or any other Loan Document, or the creation of any of the Obligations under this Note, or the creation, perfection or priority of any lien or Security Interest granted to Lender (i) Borrower will pay (or will promptly reimburse Lender for the payment of) all such taxes, levies and charges including, but not limited to, any interest and penalties thereon, (ii) following receipt of notice from Lender regarding the claim for payment of, or imposition of, any such tax, levy or charge, with the consent of Lender, which consent may not be unreasonably withheld, conditioned or delayed, Borrower shall have the right, at its own cost and expense, to contest the imposition of such tax, levy or charge, and with the consent of the Lender, which consent may not be unreasonably withheld, conditioned or delayed, to compromise or settle such claim for such tax, levy or charge and pay the same following such compromise or settlement, and (iii) in any circumstance described in clause (i) or (ii) above, Borrower will indemnify, defend and hold Lender harmless from and against any liability in connection therewith.

(c) Survival. Borrower’s obligations under this Section 10.1 shall survive termination of the Loans and the termination of this Note.

Garrington Financial Corp.-House of Doge 2026 Secured Short Term Demand Note

10.2 Governing Law; Jurisdiction; No Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of Texas. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN WILLIAMSON COUNTY, TEXAS FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

10.3 Rights and Remedies Cumulative. Lender’s rights, remedies benefits and privileges under this Note and each other Loan Document shall be cumulative and not alternative or exclusive, irrespective of any other rights, remedies benefits and privileges that may be available to Lender under this Note or any other Loan Document, by operation of law or otherwise, and may be exercised by Lender at such time or times and in such order as Lender in Lender’s sole discretion may determine, and are for the sole benefit of Lender. Lender’s failure to exercise or delay in exercising any right or remedy shall not (a) preclude Lender from exercising such right or remedy thereafter, (b) preclude Lender from exercising any other right or remedy of Lender, or (c) result in liability to Lender or Lender’s affiliates or their respective members, managers, shareholders, directors, officers, partners, employees, consultants or agents.

10.4 Reinstatement.

10.4.1 Lender’s rights, powers, remedies, benefits and privileges under this Note and each other Loan Document, the covenants, liabilities and obligations of the Borrower set forth in this Note (including, but not limited to, the final and indefeasible payment of the Obligations of Borrower to Lender in cash and performance of the Obligations in full), and all Security Interests, liens, charges and other Encumbrances granted to Lender under this Note and each other Loan Document, shall continue to be effective, or be reinstated, as the case may be, if at any time any payment of the Obligations of Borrower to Lender hereunder or proceeds of any collection action or other enforcement action by Lender is subsequently invalidated, rescinded, declared to be fraudulent or preferential, set aside, recovered from, or disgorged by Lender, or is or are required to be returned, refunded, repaid or otherwise restored to Borrower, a trustee, receiver or any other Person by reason of any bankruptcy, reorganization, arrangement, composition or similar proceeding, or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any other Person, or for or with respect to any property of Borrower or any other Person, under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), or otherwise, all as though such payment had not been made.

10.4.2 Furthermore to the extent that Borrower or any other Person makes a payment or payments to Lender with respect to Obligations payable to Lender hereunder, or Lender enforces or forecloses on (as the case may be) any right, power, remedy, benefit, privilege, Security Interest, lien, charge or other Encumbrance, or exercises any right of setoff, granted to Lender under this Note or any other Loan Document, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, rescinded, declared to be fraudulent or preferential, set aside, recovered from, or disgorged by Lender, or is or are required to be returned, refunded, repaid or otherwise restored to Borrower, a trustee, receiver or any other Person by reason of any bankruptcy, reorganization, arrangement, composition or similar proceeding, or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any other person, or for or with respect to any property of Borrower or any other person, under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then, to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, or remaining unpaid, as applicable, and all rights, powers, remedies, benefits, privileges, Security Interests, liens, charges and other Encumbrances, granted to Lender under this Note, under any other Loan Document, and under any applicable law, shall be revived and continued in full force and effect (x) as if such payment or payments had not been made or such enforcement or setoff had not occurred, and/or (y) until such payment or payments have been paid to Lender in cash in full.

10.5 Successors and Assigns. This Note is entered into for the benefit of Lender and its successors and assigns and shall be binding upon the Borrower and its successors and assigns. Lender shall have the right, without the necessity of any consent, authorization or other action by Borrower, to sell, assign, securitize or grant participations in all or a portion of Lender’s interest in this Note and the other Loan Documents, and the transactions described herein and therein, to other financing parties and/or financial institutions of Lender’s choice and on such terms as are acceptable to Lender in Lender’s sole discretion. Borrower shall not assign, exchange or otherwise hypothecate any rights, liabilities or obligations under this Note, in whole or in part, without the prior written consent of Lender, which consent may be granted or withheld in Lender’s sole discretion, and any attempted assignment, exchange or hypothecation without Lender’s written consent shall be void and be of no effect.

10.6 Headings. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

10.7 Severability. If any provision of this Note shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Note in that jurisdiction or the validity or enforceability of any provision of this Note in any other jurisdiction.

Garrington Financial Corp.-House of Doge 2026 Secured Short Term Demand Note

10.8 Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided, confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or e-mail (provided, confirmation of receipt is verified by return email from the receiver or by other written means); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same at the address, e-mail address and attention party set forth for such party under the heading “Notice Addresses” on the signature pages to this Note, or at such other address as such party may designate by written notice given in accordance with this Section 10.8.

10.9 Strict Performance. The failure or delay by Lender at any time to require Borrower’s strict compliance with or performance of any provision of this Note shall not waive, affect, impair or diminish any right of Lender thereafter to demand Borrower’s strict compliance with and performance of such provision. Any suspension or waiver by Lender of any matter by Lender shall not suspend, waive or affect any other matter before Lender, whether the same is prior or subsequent to such suspension or waiver and whether of the same or a different type. No failure or delay on the part of Lender in the exercise of any right, power, remedy, benefit or privilege of Lender hereunder or under any of the other Notes, documents or instruments delivered to Lender in connection herewith shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, remedy, benefit or privilege preclude other or further exercise thereof or of any other right, power, remedy, benefit or privilege.

10.10 Construction of Note. The parties hereto agree that the terms, provisions and language of this Note were the result of negotiations between the parties, and, as a result, there shall be no presumption that any ambiguities in this Note shall be resolved against either party. Any controversy over the construction of this Note shall be decided without regard to events of authorship or negotiation.

10.11 Entire Note; Amendments; Lender’s Consent. This Note (including the Schedules and Exhibits hereto) constitutes the entire Note between Lender and Borrower with respect to the subject matter hereof, and supersedes all prior and contemporaneous Notes, understandings, inducements or conditions between Lender and Borrower, whether express or implied, oral or written, with respect to the subject matter hereof. The Schedules and Exhibits identified in this Note are incorporated herein by reference and made a part hereof. No amendment or waiver of any provision of this Note, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be Authenticated by Lender in a record, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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[Signature page follows]

Garrington Financial Corp.-House of Doge 2026 Secured Short Term Demand Note

IN WITNESS WHEREOF, the undersigned has executed this Note on the day and year first above written.

NOTICE ADDRESSES:

If to Borrower or any Guarantor:	BORROWER:

House of Doge (U.S.) Inc.
261 NE 61st Street	HOUSE OF DOGE (U.S.) INC.
Miami, Florida 33137
USA	By:	/s/ Marco Margiotta
Attention: Marco Margiotta, Chief Executive Officer	Name:	Marco Margiotta
E-mail: marco@houseofdoge.com, with cc:	Title:	Chief Executive Officer
charles@houseofdoge.com and
legal@houseofdoge.com	GUARANTORS:

DOGECOIN VENTURES, INC.

	By:	/s/ Marco Margiotta
	Name:	Marco Margiotta
	Title:	Chief Executive Officer

THE OFFICIAL DOGECOIN TREASURY AND RESERVE INC.

	By:	/s/ Marco Margiotta
	Name:	Marco Margiotta
	Title:	Chief Executive Officer

HOUSE OF DOGE CANADA INC.

	By:	/s/ Marco Margiotta
	Name:	Marco Margiotta
	Title:	Chief Executive Officer

If to Lender:	ACCEPTED BY LENDER:

Garrington Financial Corp.	GARRINGTON FINANCIAL CORP.
921 West New Hope Drive, Suite 702
Cedar Park, Texas 78613	By:	/s/ Tammy Kemp
Attention: Tammy Kemp, President	Name:	Tammy Kemp
E-mail: tammy.kemp@garringtonco.com	Title:	President

[House Of Doge Secured Short Term Demand Note Signature Page]

Garrington Financial Corp.-House of Doge 2026 Secured Short Term Demand Note

SCHEDULE “A”

PLEDGED SECURITIES

The following securities constitute the Pledged Securities for purposes of Section 7.5 of the Note.

Pledgor	Issuer	Class / description	Number of shares or units	Certificate or account no.	Custodian / intermediary
Dogecoin Ventures, Inc.	CleanCore Solutions, Inc. (NYSE: ZONE)	Class B common stock	9,968,500	acct #39549086	Revere Securities LLC/Stonex
House of Doge (U.S.) Inc. (formerly House of Doge Inc.)	CleanCore Solutions, Inc. (NYSE: ZONE)	Class B common stock (x2); Pre-funded warrants Warrants	11,054,303; 10,945,697; 22,000,000	acct #85620367	Revere Securities LLC/Stonex
Dogecoin Ventures, Inc.	McQueen Labs Inc.	Senior Unsecured Convertible Debentures issued April 24, 2025 and June 30, 2025 (and any shares convertible therefrom); Series F preferred shares, par value $1,000 per share	$1,656,943 aggregate principal (as of June 30, 2026); 2,210 Series F preferred shares	Book Entry	N/A
Dogecoin Ventures, Inc.	Stay Inc.	Common shares	6,000,000	DRS (Acct No: SH2604011265	N/A

Garrington Financial Corp.-House of Doge 2026 Secured Short Term Demand Note